As filed with the Securities and Exchange Commission on January 13, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	98-1546280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

167 N. Green Street, 9th Floor

Chicago, IL 60607

(800) 621-8070

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Kane

Chief Legal Officer

167 N. Green Street, 9th Floor

Chicago, IL 60607

(800) 621-8070

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ross M. Leff, P.C.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

26,035,603 Shares of Common Stock

This prospectus relates to the proposed resale, from time to time, by the selling stockholders identified in this prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 26,035,603 shares of common stock, par value $0.0001 per share (the “Common Stock”), of CCC Intelligent Solutions Holdings Inc. (“CCC,” the “Company,” “we,” “us” or “our”). The Selling Stockholders acquired these shares pursuant to an agreement and plan of merger and reorganization, dated as of December 19, 2024 (the “Merger Agreement”), by and among CCC, CCC Intelligent Solutions Inc., a Delaware corporation and an indirect, wholly owned subsidiary of CCC (“CCCIS”), Edison Merger Sub I Inc., a Delaware corporation and a direct, wholly owned subsidiary of CCCIS, Edison Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of CCCIS, EvolutionIQ Inc., a Delaware corporation (“EvolutionIQ”), and Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the EvolutionIQ equityholders.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Stockholders may offer or sell the securities. More specific terms of any securities that the Selling Stockholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Such prospectus supplement, if any, may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the resale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will issue, offer or sell, as applicable, any of the securities. The Selling Stockholders may resell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

The Common Stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CCCS.” On January 10, 2025, the last reported sales price of the Common Stock was $11.10 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 7 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement for information on those factors you should consider before making the decision to invest in our Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from such sales by the Selling Stockholders.

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to this Registration Statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information.”

This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise requires, all references in this prospectus to “CCC,” the “Company,” “we,” “us” or “our” refer to CCC Intelligent Solutions Holdings Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, telephone number (312) 222-4636. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 28, 2024;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 filed with the SEC on April 30, 2024, July  30, 2024 and October 28, 2024, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January  8, 2024, January  18, 2024, March  4, 2024, April  9, 2024, May  14, 2024, May  28, 2024, May  30, 2024, July  1, 2024, September  24, 2024, October  4, 2024 (Item 5.02 only), November  6, 2024 (Item 5.02 only) December  17, 2024 (excluding Item 7.01), December  23, 2024 (excluding Item 7.01) and January 7, 2025 (excluding Item 7.01); and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on December 16, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including subsequent Annual Reports on Form 10-K, and, to the extent, if any, we identify therein, Current Reports on Form 8-K that we file with the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report on Form 10-K and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report on Form 10-K shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the future financial performance and business strategies and expectations for our business. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include information concerning our possible or assumed future results of operations, client demand, business strategies, technology developments, financing and investment plans, competitive position, our industry and regulatory environment, potential growth opportunities and the effects of competition.

Important factors that could cause actual results to differ materially from our expectations include:

•	our revenues, the concentration of our customers and the ability to retain our current customers;

•	our ability to negotiate with our customers on favorable terms;

•	our ability to maintain and grow our brand and reputation cost-effectively;

•	the execution of our growth strategy;

•	the impact of public health outbreaks, epidemics or pandemics on our business and results of operations;

•	our projected financial information, growth rate and market opportunity;

•	the health of our industry, claim volumes, and market conditions;

•	changes in the insurance and automotive collision industries, including the adoption of new technologies;

•	global economic conditions and geopolitical events;

•	competition in our market and our ability to retain and grow market share;

•	our ability to develop, introduce and market new enhanced versions of our solutions;

•	our sales and implementation cycles;

•	the ability of our research and development efforts to create significant new revenue streams;

•	changes in applicable laws or regulations;

•	changes in international economic, political, social and governmental conditions and policies, including corruption risks in China and other countries;

•	our reliance on third-party data, technology and intellectual property;

•	changes in our customers’ or the publics perceptions regarding the use of artificial intelligence (“AI”);

•	our ability to protect our intellectual property;

•	our ability to keep our data and information systems secure from data security breaches;

•	our ability to acquire or invest in companies or pursue business partnerships;

•	our ability to raise financing in the future and improve our capital structure;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our ability to expand or maintain our existing customer base; and

•	our ability to service our indebtedness.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described above and under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the Common Stock, you should carefully read this entire prospectus, including the matters set forth under the sections of this prospectus captioned “Cautionary Note Regarding Forward Looking Statements” and “Risk Factors” and the matters set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements and our condensed consolidated interim financial statements and related notes incorporated by reference into this prospectus.

Business Overview

Founded in 1980, CCC is a leading SaaS platform for the multi-trillion-dollar P&C insurance economy powering operations for insurers, repairers, automakers, part suppliers, lenders and more. CCC cloud technology connects more than 35,000 businesses digitizing mission-critical workflows, commerce and customer experiences. A trusted leader in AI, Internet of Things (“IoT”), customer experience, network and workflow management, CCC delivers innovations that keep people’s lives moving forward when it matters most.

Our business has been built upon two foundational pillars: automotive insurance claims and automotive collision repair. For decades we have delivered leading software solutions to both the insurance and repair industries, including pioneering Direct Repair Programs (“DRP”) in the U.S. beginning in 1992. DRP connects auto insurers and collision repair shops to create business value for both parties, and requires digital tools to facilitate interactions and manage partner programs. Insurer-to-shop DRP connections have created a strong network effect for CCC’s platform, as insurers and repairers both benefit by joining the largest network to maximize opportunities. This has led to a virtuous cycle in which more insurers on the platform drives more value for the collision shops on the platform, and vice versa.

We believe we have become a leading insurance and repair SaaS provider in the U.S. by increasing the depth and breadth of our SaaS offerings over many years. Our insurance solutions help insurance carriers manage mission-critical workflows across the claims lifecycle, while building smart, dynamic experiences for their own customers. Our software integrates seamlessly with both legacy and modern systems alike and enables insurers to rapidly innovate on our platform. Our repair solutions help collision repair facilities achieve better performance throughout the collision repair cycle by digitizing processes to drive business growth, streamline operations, and improve repair quality. We have more than 300 insurers on our network, connecting with more than 30,000 repair facilities through our multi-tenant cloud platform. We believe our software is the architectural backbone of insurance DRP systems and is a primary driver of material revenue for our collision shop customers and a source of material efficiencies for our insurance carrier customers.

Our platform is designed to solve the “many-to-many” problem faced by the insurance economy. There are numerous internally and externally developed insurance software solutions in the market today, with the vast majority of applications focused on insurance-only use cases and not on serving the broader insurance ecosystem. We have prioritized building a leading network around our automotive insurance and collision repair pillars to further digitize interactions and maximize value for our customers. We have tens of thousands of companies on our platform that participate in the insurance economy, including insurers, repairers, parts suppliers, automotive manufacturers, and financial institutions. Our solutions create value for each of these parties by enabling them to connect to our vast network to collaborate with other companies, streamline operations, and reduce processing costs and dollars lost through claims management inefficiencies, or claims leakage. Expanding our platform has added new layers of network effects, further accelerating the adoption of our software solutions.

We have processed more than $1 trillion of historical data across our network, allowing us to build proprietary data assets that leverage insurance claims, vehicle repair, automotive parts and other vehicle-specific information. We believe we are uniquely positioned to provide data-driven insights, analytics, and AI-enhanced workflows that strengthen our solutions and improve business outcomes for our customers. Our AI solutions increase automation across existing insurance and repair processes including vehicle damage detection, claim triage, claim handling, repair estimating, intelligent claim review, and claim subrogation. We deliver real-world AI with more than 100 U.S. auto insurers and more than 11,000 U.S. collision repairers actively using AI-powered solutions in production environments.

One of the primary obstacles facing the P&C insurance economy is increasing complexity. Complexity in the P&C insurance economy is driven by technological advancements, IoT data, new business models, supply chain disruption and changing consumer expectations. We believe digitization plays a critical role in managing this growing complexity while meeting consumer expectations. Our technology investments are focused on digitizing complex processes and interactions across our ecosystem, and we believe we are well positioned to power the P&C insurance economy of the future with our data, network and platform.

While our position in the P&C insurance economy is grounded in the automotive insurance sector, the largest insurance sector in the U.S. representing nearly half of direct written premiums (“DWP”), we believe our integrations and cloud platform are capable of driving innovation across the entire P&C insurance economy. Our customers are increasingly looking for CCC to expand its solutions to other parts of their business where they can benefit from our technology, service, and partnership. In response, we are investing in new solutions that we believe will enable us to digitize the entire automotive claims lifecycle, and over time expand into adjacencies including other insurance lines.

We have strong customer relationships in the end-markets we serve, and these relationships are a key component of our success given the long-term nature of our contracts and the interconnectedness of our network. We have customer agreements with more than 300 insurers (including carriers, self-insurers and other entities processing insurance claims), including 27 of the top 30 automotive insurance carriers in the U.S., based on DWP, and hundreds of regional carriers. We have more than 35,000 total customers, including more than 30,000 automotive collision repair facilities (including repairers and other entities that estimate damaged vehicles), more than 5,000 parts suppliers, 13 of the top 15 automotive manufacturers, based on new vehicle sales, and numerous other companies that participate in the P&C insurance economy.

Corporate Information

CCC is a Delaware corporation. Our principal executive offices are located at 167 N. Green Street, 9th Floor, Chicago, Illinois 60607, and our telephone number is (312) 222-4636. Our principal website address is https://cccis.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

The Offering

Common Stock offered by the Selling Stockholders	26,035,603 shares.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders or their permitted transferees.

Listing	Our shares of Common Stock are listed on Nasdaq under the symbol “CCCS.”

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described in our Annual Report on Form 10-K for the most recently completed fiscal year and subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in or incorporated by reference into this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes incorporated by reference into this prospectus, and the applicable prospectus supplement before deciding whether to purchase any of our securities. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business or financial condition. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

All of the securities offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws and the provisions of applicable law.

Common Stock

Voting rights. Each holder of Common Stock is entitled to one (1) vote for each share of common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Common Stock are not entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law.

Dividend rights. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation. Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of Common Stock and the holders of any other class or series of capital stock ranking equally with the Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights. No holder of Common Stock is entitled to preemptive or subscription rights contained in the Certificate of Incorporation or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the Selling Stockholders from time to time of up to 26,035,603 shares of Common Stock. The Selling Stockholders may from time to time resell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and their permitted transferees, lenders and others who later come to hold any of the Selling Stockholders’ interest in the Common Stock in accordance with the terms of the Merger Agreement governing the registration rights applicable to such Selling Stockholder’s Common Stock.

The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Common Stock beneficially owned prior to the offering, the aggregate number of shares of Common Stock that the Selling Stockholders may offer pursuant to this prospectus, and the number of shares of Common Stock beneficially owned by, and percentage ownership of, the Selling Stockholders after the sale of the securities offered hereby. Unless otherwise indicated, we have based percentage ownership following the offering on 656,263,360 shares of Common Stock outstanding as of January 10, 2025 and have assumed that each Selling Stockholder will sell all shares of Common Stock offered pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Common Stock. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Unless otherwise indicated, the business address of each beneficial owner listed in the table below is c/o CCC Intelligent Solutions Holdings Inc., 167 N. Green Street, 9th Floor, Chicago, Illinois 60607.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering(1)
	Number	Percent	Number	Number	Percent
Alexander Young	89,796	*	89,796	—	—
Altai Ventures Fund II, LP(2)	347,813	*	347,813	—	—
Andrew Wong	24,021	*	24,021	—	—
Anjali Kar	17,382	*	17,382	—	—
Antony Liang	7,185	*	7,185	—	—
Arun Mishra	13,344	*	13,344	—	—
Ashley Miles	6,256	*	6,256	—	—
Ashwin Shenoy	13,762	*	13,762	—	—
Asymmetric Capital Partners, LP.(3)	306,118	*	306,118	—	—
Benjamin Berry	231,762	*	231,762	—	—
Benjamin Epstein	4,591	*	4,591	—	—
Brewer Lane Ventures Fund I, L.P.(4)	1,932,223	*	1,932,223	—	—
Bruce Le Nguyen	4,050	*	4,050	—	—
Caio Tavares	11,213	*	11,213	—	—
Charles Leung	29,955	*	29,955	—	—
Chen-Yu Yang	83,875	*	83,875	—	—
Clinton Reid	1,288	*	1,288	—	—
Cole Kaltman	4,205	*	4,205	—	—
Craig Dana	114,432	*	114,432	—	—
Dan Mandelman	765	*	765	—	—
Daniel Ramos-Dominko	6,046	*	6,046	—	—
David Loewenstern	29,560	*	29,560	—	—
Dennis Walsh	15,519	*	15,519	—	—
Derek Edwards	1,846	*	1,846	—	—
Drew Keneally	7,008	*	7,008	—	—
Erin Driggers	31,833	*	31,833	—	—
First Round Capital VII LP(5)	2,749,762	*	2,749,762	—	—
First Round Capital VIII-F LP(5)	646,020	*	646,020	—	—
FirstMark Capital IV, L.P. for itself and as nominee for FirstMark Capital IV-F L.P.(6)	2,930,856	*	2,930,856	—	—
Foundation Capital IX Principals Fund, LLC	18,975	*	18,975	—	—
Foundation Capital IX, LP	1,449,043	*	1,449,043	—	—
Foundation Capital Leadership Fund III, L.P.	1,099,942	*	1,099,942	—	—
Gary Liskovich	26,339	*	26,339	—	—
Georg Goerg	252,467	*	252,467	—	—
George Kuehnert	7,944	*	7,944	—	—
Gianpaolo Padiernos	9,202	*	9,202	—	—
GIS Strategic Ventures, LLC(7)	76,529	*	76,529	—	—
Guidewire Software, Inc.	207,484	*	207,484	—	—
Gurushabd Khalsa	12,515	*	12,515	—	—
Hersh Tilva	8,867	*	8,867	—	—
Hueijan Ou	6,006	*	6,006	—	—
Huy Dao	23,056	*	23,056	—	—
Iconiq Strategic Partners VII, L.P.(8)	332,651	*	332,651	—	—
Iconiq Strategic Partners VII-B, L.P.(8)	828,196	*	828,196	—	—
Jake Austin	5,942	*	5,942	—	—

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering(1)
	Number	Percent	Number	Number	Percent
James Doornbos	8,319	*	8,319	—	—
Jason Davy	2,754	*	2,754	—	—
Jason Kapler	43,748	*	43,748	—	—
Jason Kim	5,512	*	5,512	—	—
Jeff Lau	3,060	*	3,060	—	—
Jeff Wesselschmidt	13,614	*	13,614	—	—
Jeffrey Chookaszian	2,249	*	2,249	—	—
Jesse Samuelson	9,612	*	9,612	—	—
Jiawen Xu	15,409	*	15,409	—	—
Jin Song	6,006	*	6,006	—	—
Joe Shortal	8,108	*	8,108	—	—
John Corretti	13,135	*	13,135	—	—
Jonathan Lewin	1,348,971	*	1,348,971	—	—
Jordan Windmueller	12,202	*	12,202	—	—
Julien Courbe	1,073	*	1,073	—	—
Jyotsna Ramineni	6,256	*	6,256	—	—
Karan Uppal	339,181	*	339,181	—	—
Karl zur Loye	2,193	*	2,193	—	—
Kenneth Vaughan	8,108	*	8,108	—	—
Kevin Goss	2,013	*	2,013	—	—
Kipp Teamey	56,557	*	56,557	—	—
Kirill Levin	4,726	*	4,726	—	—
Kristel Estrella	3,002	*	3,002	—	—
Kyle Sullivan	1,140	*	1,140	—	—
Leah Tran	4,068	*	4,068	—	—
Mark Fallon	15,519	*	15,519	—	—
Mathew Kleppin	12,544	*	12,544	—	—
Matthew Gillespie	18,618	*	18,618	—	—
Matthew Liu	1,140	*	1,140	—	—
Michael Luby	9,724	*	9,724	—	—
Michael M Saltzman 2023 Family Trust -1	634,254	*	634,254	—	—
Michael M Saltzman 2023 Family Trust -2	634,254	*	634,254	—	—
Michael Saltzman	1,057,654	*	1,057,654	—	—
Michael Spinelli	17,829	*	17,829	—	—
Mohamed El-Dirany	7,942	*	7,942	—	—
Nathan Smith	4,170	*	4,170	—	—
Nathaniel Byerly	2,193	*	2,193	—	—
New York Life Insurance Company	368,763	*	368,763	—	—
Nishit Shah	7,594	*	7,594	—	—
Philip Leszczynski	12,014	*	12,014	—	—
Phillip Armour	33,371	*	33,371	—	—
Plug & Play Venture Group, LLC	79,316	*	79,316	—	—
Pol Molinas	6,756	*	6,756	—	—
Principal Innovations, Inc.(9)	55,128	*	55,128	—	—
Puneeth Kukkadapu	3,152	*	3,152	—	—
Reliance Standard Life Insurance Company(10)	76,529	*	76,529	—	—

	Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock to be Sold in the Offering	Shares of Common Stock Beneficially Owned After the Offering(1)
	Number	Percent	Number	Number	Percent
Richard Timbol	30,037	*	30,037	—	—
Robert Gleason	62,297	*	62,297	—	—
Robert McCann	6,880	*	6,880	—	—
Robert Rosenkranz	42,038	*	42,038	—	—
Rohan Prasad	15,018	*	15,018	—	—
Rohit Parulkar	13,135	*	13,135	—	—
Sanket Alekar	8,634	*	8,634	—	—
Sarah Orenshein	6,256	*	6,256	—	—
Sarah Saltzman	357,939	*	357,939	—	—
Sarah Schuermann	9,724	*	9,724	—	—
Sedgwick Claims Management	153,059	*	153,059	—	—
Stanley Yang	222,450	*	222,450	—	—
Stephan Kiratsous	42,038	*	42,038	—	—
Stephanie Gill	7,297	*	7,297	—	—
Sunny Mishra	3,565	*	3,565	—	—
The Jonathan Lewin 2021 Family Trust dated as of October 29, 2021 FBO Emma Lewin	288,859	*	288,859	—	—
The Jonathan Lewin 2021 Family Trust dated as of October 29, 2021 FBO Noah Lewin	288,858	*	288,858	—	—
The Jonathan Lewin 2021 Family Trust dated as of October 29, 2021 FBO Stella Lewin	288,859	*	288,859	—	—
Thomas Hallock	16,750	*	16,750	—	—
Tomas Vykruta	3,508,824	*	3,508,824	—	—
Tomas Vykruta 2021 Family Trust	1,622,934	*	1,622,934	—	—
Tushar Gupta	3,656	*	3,656	—	—
Yiwen Ding	8,212	*	8,212	—	—
Yunfeng Zhang	3,889	*	3,889	—	—
Zach Riddle	11,514	*	11,514	—	—
Zhen Lu	5,757	*	5,757	—	—

Total:	26,035,603	*	26,035,603	—	—

*	Represents less than 1%.

(1)	Assumes all shares of Common Stock being offered hereby are sold by the Selling Stockholders.
(2)

Altai Ventures Fund II, LP is controlled by Altai Ventures Holdings LLC, Altai Ventures Fund II GP, LP and Oleg Ilivech, which share voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by Altai Ventures Fund II, LP.

(3)

Robert Biederman is the Managing Partner of Asymmetric Capital Partners, L.P. and shares voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by Asymmetric Capital Partners, L.P.

(4)

John Kim is the Managing Partner of Brewer Lane Ventures Fund 1, L.P. and shares voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by Brewer Lane Ventures Fund 1, L.P.

(5)

First Round Entities. Consists of 2,749,762 shares held by First Round Capital VII LP, as nominee (“FRC VII”), and 646,020 shares held by First Round Capital VIII-F, LP, as nominee (“FRC VIII-F” and together with FRC VII, the “First Round Funds”). The First Round Funds are controlled by Joshua Kopelman and

William Trenchard. The business address of the First Round Funds is 2400 Market Street, Suite 237, Philadelphia, PA 19103.
(6)	FirstMark Capital IV GP, LLC is the general partner of FirstMark Capital IV, L.P., and Richard Heitzmann and Amish Jani are the managers of FirstMark Capital IV GP, LLC as the general partner entity.
(7)

GIS Strategic Ventures, LLC is controlled by The Guardian Life Insurance Company of America and shares voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by GIS Strategic Ventures, LLC.

(8)

ICONIQ Strategic Partners VII GP, L.P. (“ICONIQ VII GP”) is the sole general partner of each of ICONIQ Strategic Partners VII, L.P. and ICONIQ Strategic Partners VII-B, L.P. ICONIQ Strategic Partners VII TT GP, Ltd. (“ICONIQ VII Parent GP”) is the sole general partner of ICONIQ VII GP. William J.G. Griffith, Divesh Makan and Matthew Jacobson are the control persons of ICONIQ VII Parent GP.

(9)

Principal Innovations, Inc. is a subsidiary of Principal Financial Group, Inc., which shares voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by Principal Innovations, Inc.

(10)

Reliance Standard Life Insurance Company is controlled by Tokio Marine Holdings, Inc., which shares voting and investment power over, and may be deemed to have beneficial ownership over, the Common Stock held by Reliance Standard Life Insurance Company.

PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Stockholders or their permitted transferees, of up to 26,035,603 shares of Common Stock.

We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes their permitted transferees who later come to hold any of the Selling Stockholders’ interest in the Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Stockholder’s shares of Common Stock, including donees, pledgees, distributees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership, distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any agreement(s) governing the registration rights applicable to such Selling Stockholder’s shares of Common Stock, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to employees, members, limited partners or stockholders of the Selling Stockholders;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Stockholders and, at the time of the determination, may be higher or lower than the market price of our securities on the Nasdaq or any other exchange or market.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Stockholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Stockholder’s shares of Common Stock, such Selling Stockholder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Stockholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the securities held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the Selling Stockholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholders.

In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Stockholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters, broker-dealers or agents may make a market in our securities, but such underwriters, broker-dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Shares of our Common Stock are currently listed on Nasdaq under the symbol “CCCS.”

The Selling Stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Stockholders pay for solicitation of these contracts.

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-

effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the securities by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Stockholders, may have banking, lending or other relationships with us or perform services for us or the Selling Stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Stockholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of CCC Intelligent Solutions Holdings Inc. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus, and the effectiveness of CCC Intelligent Solutions Holdings Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed this Registration Statement on Form S-3 under the Securities Act with the SEC with respect to the Common Stock offered hereby. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. Our filings are available to the public on the internet, through a database maintained by the SEC at www.sec.gov.

Additionally, we make our SEC filings available, free of charge, on the Investor Relations section of our website at https://ir.cccis.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus supplement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus.

We undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement of which this prospectus supplement forms a part shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

26,035,603 Shares

CCC Intelligent Solutions Holdings Inc.

Common Stock

Prospectus date January 13, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of our Common Stock. All amounts shown are estimates except for the SEC registration fee.

Amount Paid*
SEC Registration Fee	$44,844
Printing	15,000
Legal fees and expenses	50,000
Accounting fees and expenses	15,000
Miscellaneous expenses	10,000

Total	$134,844

*	Excludes the cost of future takedowns.

Item 15.	Indemnification of Directors and Officers.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Existing Organizational Documents. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17.	Undertakings.

(a)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	That for purposes of determining any liability under the Securities Act:

(i)

The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Item 16.	Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of CCC Intelligent Solutions Holdings Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by the Registrant on August 5, 2021).

3.2	Bylaws of CCC Intelligent Solutions Holdings Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed by the Registrant on August 5, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 13, 2025.

CCC Intelligent Solutions Holdings Inc.

By:	/s/ Githesh Ramamurthy
Name:	Githesh Ramamurthy
Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Githesh Ramamurthy and Brian Herb as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments, including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Githesh Ramamurthy Githesh Ramamurthy	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 13, 2025

/s/ Brian Herb Brian Herb	Executive Vice President, Chief Financial and Administrative Officer (Principal Financial Officer)	January 13, 2025

/s/ Rodney Christo Rodney Christo	Chief Accounting Officer (Principal Accounting Officer)	January 13, 2025

/s/ Neil E. de Crescenzo Neil E. de Crescenzo	Director	January 13, 2025

/s/ Christopher Egan Christopher Egan	Director	January 13, 2025

Name	Title	Date

/s/ William Ingram William Ingram	Director	January 13, 2025

/s/ Eileen Schloss Eileen Schloss	Director	January 13, 2025

/s/ Eric Wei Eric Wei	Director	January 13, 2025

/s/ Teri Williams Teri Williams	Director	January 13, 2025

/s/ Lauren Young Lauren Young	Director	January 13, 2025